Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
March 7, 2007

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

15 Schoen Place
Pittsford, New York 14534
(Address of principal executive offices)

(585) 267-4850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2007, we entered into a Loan and Security Agreement (the “Purchase Agreement”) with Platinum Partners Long Term Growth IV (“Platinum”), Longview Special Financing, Inc. (“Longview”) and Platinum Advisors LLC (the “Agent”), for its own account and as agent for the other investors.

Pursuant to the Purchase Agreement, we issued $3,250,000 face amount of 8% Senior Secured Promissory Notes (the “Notes”) to Platinum and Longview. The holders of the Notes may elect to convert the Notes at any time into shares of our common stock at a price of $0.22 per share (the “Conversion Price”). The Notes contain anti-dilution protection that will automatically adjust the Conversion Price should we issue equity or equity-linked securities at a price per common share below the Conversion Price to the price at which we issue such equity or equity-linked securities. Interest on the outstanding principal amount under the Notes is payable quarterly at rate of 8% per annum, payable at our option in cash or in shares of our common stock registered for resale under the Securities Act of 1933 (the “Securities Act”). If we elect to make an interest payment in common stock, the number of shares issuable by us will be based upon the 85% of the 20-day trailing volume weighted average price per share as reported on Bloomberg LP (the “VWAP”). Principal on the Notes is due and payable on March 7, 2009. If the closing price of our common stock on the principal market or exchange on which our stock is traded (currently, the Over-the-Counter Bulletin Board) is at least $1.00 for twenty consecutive trading days, we can compel conversion of the Notes at the Conversion Price.

Our obligations under the Notes are secured by first priority security interests in substantially all of our assets and substantially all of the assets of our wholly-owned subsidiary, NaturalNano Research, Inc. (“NN Research”). In connection with the grant of these security interests, on March 7, 2007, we entered into a Pledge Agreement (the “Pledge Agreement”) with the Agent and the other investors, pursuant to which we granted to the investors and the Agent a security interest in all of the outstanding shares of the common stock of NN Research. In connection with the grant of these security interests, on March 7, 2007, NN Research entered into Patent Security Agreement (the “Patent Security Agreement”) with the Agent and the other investors, pursuant to which NN Research granted to the investors and the Agent a security interest in all of NN Research’s patent interests.

As further consideration, on March 7, 2007 we issued to Platinum and Longview two series of warrants, for the purchase at any time on or before March 7, 2011, of an aggregate of 22,159,092 shares of our common stock. The first series of warrants (the “Series A Warrants”) covers the purchase of an aggregate of 11,079,546 shares of our common stock at an exercise price of $0.22 per share. The second series of warrants (the “Series B Warrants”) covers the purchase of an additional aggregate of 11,079,546 shares of our common stock at an exercise price of $0.33 per share. If the closing price of our common stock on the principal market or exchange on which our stock is traded (currently the Over-the-Counter Bulletin Board) is at least $0.75 for twenty consecutive trading days, we can compel exercise of the Series A Warrants. Each series of Warrants contain anti-dilution protection that will automatically adjust the exercise price of such series of Warrants should we issue equity or equity-linked securities at a price per common share below the exercise price of such series to the price at which we issue such equity or equity-linked securities.

On March 7, 2007, as consideration for due diligence services in connection with the Purchase Agreement, we paid to the Agent a cash fee of $97,500 and issued to that firm (i) a Note (identical in form to the Notes issued to the other investors) in the principal amount of $97,500, (ii) a Series A Warrant for the purchase of 332,387 shares of our common stock, (iii) Series B Warrants for the purchase of a total of 1,473,581 shares of our common stock, and (iv) a warrant (the “Series C Warrant”) for the purchase at any time on or before March 7, 2011 of 1,141,194 shares of our common stock at an exercise price of $0.22 per share.

On March 7, 2007, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Agent and the other investors, pursuant to which we agreed to register for resale under the Securities Act the common stock issuable upon the exercise of the Warrants, in payment of interest on, or upon conversion of, the Notes, or, at the option of the investors, in satisfaction of certain liquidated damages provisions in the Registration Rights Agreement.

In connection with the Purchase Agreement, on March 2 and 5, 2007, NN Research entered into Patent Assignment agreements (the “Patent Assignments”) with Technology Innovations, LLC (“TI”), our principal stockholder, pursuant to which TI assigned to NN Research all of its rights, title and interest in certain issued patents and pending patent applications, with respect to which TI had previously granted NN Research licenses. TI also agreed, in a letter to the Agent and the other investors dated March 7, 2007 (the “Lock-Up Letter”), that for a period of two years from the date of the Lock-Up Letter it will not (except as permitted under the Lock-Up Letter in certain limited circumstances) sell, transfer or otherwise dispose of any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock. TI further agreed, in a letter to the Agent and the other investors dated March 7, 2007 (the “Standstill Letter”), that it would not demand repayment by us or NN Research of any obligations for money borrowed except as permitted under Section 7.20 of the Purchase Agreement.

The Purchase Agreement is filed herewith as Exhibit 4.1; the form of the Notes is filed herewith as Exhibit 4.2; the forms of the Series A Warrants, the Series B Warrants and the Series C Warrant are filed herewith as Exhibits 4.3, 4.4 and 4.5, respectively; the Registration Rights Agreement is filed herewith as Exhibit 4.6; the Pledge Agreement is filed herewith as Exhibit 10.1; the Patent Security Agreement is filed herewith as Exhibit 10.2; the Patent Assignments are filed herewith as Exhibit 10.3; the Lock-Up Letter is filed herewith as Exhibit 10.4; and the Standstill Letter is filed herewith as Exhibit 10.5. The foregoing descriptions of the those agreements are qualified in their entirety by reference to such Exhibits.

Item 7.01. Regulation FD Disclosure
On March 8, 2007, we issued a press release announcing that we had entered into the Purchase Agreement, as reported in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
4.1	Loan and Security Agreement, dated March 7, 2007, by and among NaturalNano, Inc., NaturalNano Research, Inc., Platinum Advisors LLC, as Agent, and the Investors named therein
4.2
Form of 8% Senior Secured Promissory Notes due March 7, 2009 issued pursuant to the Loan and Security Agreement, dated March 7, 2007, by and among NaturalNano, Inc., NaturalNano Research, Inc., Platinum Advisors LLC, as Agent, and the Investors named therein

4.3
Form of Series A Common Stock Purchase Warrants issued pursuant to the Loan and Security Agreement, dated March 7, 2007, by and among NaturalNano, Inc., NaturalNano Research, Inc., Platinum Advisors LLC, as Agent, and the Investors named therein

4.4
Form of Series B Common Stock Purchase Warrants issued pursuant to the Loan and Security Agreement, dated March 7, 2007, by and among NaturalNano, Inc., NaturalNano Research, Inc., Platinum Advisors LLC, as Agent, and the Investors named therein

4.5
Form of Series C Common Stock Purchase Warrant issued to Platinum Advisors LLC pursuant to the Loan and Security Agreement, dated March 7, 2007, by and among NaturalNano, Inc., NaturalNano Research, Inc., Platinum Advisors LLC, as Agent, and the Investors named therein

4.6	Registration Rights Agreement, dated March 7, 2007, by and among NaturalNano, Inc., and the Investors named therein
10.1	Pledge Agreement, dated March 7, 2007, by and among NaturalNano, Inc., Platinum Advisors LLC, as Agent, and the Investors named therein
10.2	Patent Security Agreement, dated March 7, 2007, by and among NaturalNano, Inc., NaturalNano Research, Inc., Platinum Advisors LLC, as Agent, and the Investors named therein
10.3	Patent Assignments dated March 2, 2007 and March 5, 2007 by and between Technology Innovations, LLC and NaturalNano Research, Inc.
10.4	Letter from Technology Innovations, LLC to Platinum Advisors LLC, as Agent, and the Investors named therein (the “Lock-Up Letter”)
10.5	Letter from Technology Innovations, LLC to Platinum Advisors LLC, as Agent, and the Investors named therein (the “Standstill Letter”)
99.1	Press Release entitled “NaturalNano Closes $3.25 Million Deal - Will Use Proceeds to Develop Pleximer Product Line” issued by NaturalNano, Inc. on March 8, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NaturalNano, Inc.

Date: March 8, 2007	By:	/s/ Kathleen A. Browne
Kathleen A. Browne
Chief Financial Officer